EXHIBIT 10.17

NEUTRAL TANDEM, INC.

1 South Wacker Drive

Suite 200

Chicago, IL 60606

February 2, 2006

Wasatch Small Cap Growth Fund

Wasatch Ultra Growth Fund

Wasatch Global Science & Technology Fund

c/o Wasatch Funds, Inc.

150 Social Hall Avenue, 4th Floor

Salt Lake City, Utah 84111

Re:	Observation Rights

Ladies and Gentlemen:

This letter will confirm our agreement that effective upon the purchase by you (collectively, the “Wasatch Entities”) of 318,325 shares of Series C Convertible Preferred Stock of Neutral Tandem, Inc. (the “Company”), and for so long as the Wasatch Entities (or entities affiliated with the Wasatch Entities) continue to own 50% of such shares, you will be entitled to the following board observation rights, in addition to rights to certain non-public financial information, inspection rights and other rights that you may be entitled to pursuant to the Stock Purchase Agreement and Second Amended and Restated Stockholders’ Agreement among the Company and the investor parties thereto, each dated as of the date hereof:

The Company shall permit one representative of the Wasatch Entities (the “Observer”) to attend all meetings of the Board of Directors in a non-voting observer capacity (except as expressly provided herein), which observation right shall include the ability to participate in discussions of the Board of Directors, and shall provide such representative with copies of all notices, minutes, written consents, and other materials that it provides to members of the Board of Directors, at the time it provides them to such members. The observation right must be exercised in person. Observer agrees, on behalf of itself and any representative exercising the observation rights set forth herein, that so long as it shall exercise its observation right (i) it shall hold in strict confidence all information and materials that it may receive or be given access to in connection with meetings of the Board of Directors and to act in a fiduciary manner with respect to all information so provided (provided that this shall not limit its ability to discuss such matters with its officers, directors or legal counsel, as necessary), and (ii) the Board of Directors may withhold from it certain information or material furnished or made available to the Board of Directors or exclude it from certain confidential “closed sessions” of the Board of Directors if the furnishing or availability of such information or material or its presence at such “closed sessions” would jeopardize the Company’s attorney-client privilege or if the Board of Directors otherwise reasonably so requires.

The rights described herein shall terminate and be of no further force or effect upon the earliest to occur of (a) the closing of a public offering of shares of the Company’s capital stock pursuant to a registration statement filed by the Company under the Securities Act of 1933 which has become effective thereunder, (b) such time as the Company becomes required to file reports with the Securities and Exchange Commission under Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, or (c) such time as the Wasatch Entities (or entities affiliated with the Wasatch Entities) hold, in the aggregate, less than 159,163 shares of the Series C Convertible Preferred Stock purchased by the Wasatch Entities on the date hereof. You may, from time to time, instruct the Company in writing to not provide you any material non-public information regarding the Company that you may otherwise be entitled to received under the terms of this letter agreement. The Company agrees to use its reasonable best efforts to comply with such instruction. You may subsequently revoke such instruction. After revoking the instruction, you will be entitled to any information that you were originally entitled to under this letter agreement.

The Wasatch Entities will be entitled to receive immediate notice (in no event later than 24 hours) from the Company of any stock split, stock dividend, recapitalization or similar event related to the Company’s capital stock and the effect of such event on the number of shares of capital stock of the Company owned by the Wasatch Entities.

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Very truly yours,

NEUTRAL TANDEM, INC.

By:	/s/ Robert M. Junkroski
Name:	Robert M. Junkroski
Title:	CFO

ACKNOWLEDGED AND AGREED:

WASATCH FUNDS, INC.
for Wasatch Small Cap Growth Fund, Wasatch Ultra Growth Fund, and Wasatch Global Science & Technology Fund

By:	Wasatch Advisors, Inc.
Their Investment Adviser

By:	/s/ Angela M. Palmer
Name:	Angela M. Palmer
Title:	Vice President

[signature page to Wasatch Observation Rights Letter]